[PRICEWATERHOUSECOOPERS LOGO]
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                                                  |
                                                  |  PRICEWATERHOUSECOOPERS LLP
                                                  |  1177 Avenue of the Americas
                                                  |  New York NY 10036
                                                  |  Telephone (212) 596 8000
                                                  |  Facsimile (212) 596 8910



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Prospectus Supplement of Wells Fargo Asset Securities Corporation, relating to Wells Fargo Mortgage-Backed Securities, Series 2001-11, of our report dated February 2, 2001, on our audits of the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000. We also consent to the reference to our Firm under the caption "Experts".


                                   /s/ PRICEWATERHOUSECOOPERS LLP

April 24, 2001